VEGA CAPITAL CORP.
                          A Federal Licensee under the
                      Small Business Investment Act of 1958
                                45 Knollwood Road
                            Elmsford, New York 10523

                  ---------------------------------------------
                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                                 April 21, 1999
                  ---------------------------------------------

To the Shareholders of
     VEGA CAPITAL CORP.:

      NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of VEGA CAPITAL CORP., a New York corporation (the "Corporation"), will be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York, on Wednesday, April 21, 1999, at 11:00 o'clock a.m., local time, for the following purposes:

      1. To elect four directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

      2. To consider and act upon a proposal to approve an amendment to the Certificate of Incorporation to change the Company's authorized common stock to fourteen million shares having a par value of $.10 per share;

      3. To consider and act upon a proposal to approve the selection by the Board of Directors of Mintz Rosenfeld & Co. LLC, as the Corporation's independent public accountants; and

      4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on March 8, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the 1999 Annual Meeting of Shareholders; and only shareholders of record at such time will be entitled to receive notice of and to vote at the meeting.

                                         By order of the Board of Directors,

                                                  RONALD A. LINDEN,
                                                      President

Elmsford, New York
March 22, 1999

                  ---------------------------------------------

                           WE ARE NOT ASKING YOU FOR A
                           PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                               VEGA CAPITAL CORP.
                          A Federal Licensee under the
                      Small Business Investment Act of 1958
                                45 Knollwood Road
                            Elmsford, New York 10523

                  ---------------------------------------------

                              INFORMATION STATEMENT

                                       for

                       1999 ANNUAL MEETING OF SHAREHOLDERS

                            to be held April 21, 1999

                  ---------------------------------------------

                                                                  March 22, 1999

      This information statement is furnished by the Board of Directors of Vega Capital Corp., a New York corporation (the "Corporation"), in connection with the 1999 Annual Meeting of Shareholders to be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York, on Wednesday, April 21, 1999, at 11:00 o'clock a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Only shareholders of record at the close of business on March 8, 1999 will be entitled to vote at such meeting. The principal executive office of the Corporation is 45 Knollwood Road, Elmsford, New York 10523, and its telephone number is (914) 345-9500.

      MANAGEMENT OF THE CORPORATION IS NOT SOLICITING PROXIES FOR THIS MEETING AND YOU ARE REQUESTED NOT TO SEND THE CORPORATION A PROXY.

      Arlene Harz, G. Michael Harz and Ronald A. Linden own a total of 65.4% of the issued and outstanding shares of Common Stock of the Corporation and have individually indicated that they will vote their shares in favor of the election as directors of the nominees set forth herein, the Amendment to the Certificate of Incorporation and the selection of Mintz Rosenfeld & Co. LLC as the Corporation's independent auditor.

                               OUTSTANDING SHARES

      The number of outstanding shares entitled to vote at the meeting is 561,726 shares of Common Stock, par value $.10 per share, each of which shares is entitled to one vote. The presence in person at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the annual meeting, the affirmative vote of the holders of a majority of the total outstanding common shares is necessary for the election as directors of the four nominees listed below and the Amendment to the Certificate of Incorporation. Votes shall be counted by a duly appointed inspector of election who will canvass the shareholders present at the meeting and count their votes.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth as of November 30, 1998, information concerning the only persons who are known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock of the Corporation and information concerning ownership of outstanding shares of Common Stock by all present directors and officers of the Corporation as a group:

Name and                                      Number of Shares         Percent
Address                                      Beneficially Owned        of Class
-------                                      ------------------        --------
Arlene Harz                                       215,473(1)             38.3%
203 Daisy Farm Drive
Armonk, New York 10504

Ronald A. Linden                                   84,299(2)             15.0%
35 Ridge Road
Katonah, New York 10536

G. Michael Harz                                    68,100                12.1%
1156 Aspen Drive
Evergreen, Colorado 80439

All directors and officers                        299,772(1)(2)          53.3%
as a group (5 persons in group)

----------
(1)   Includes 137,228 shares owned by the Victor Harz Trust.

(2) Includes 72,298 shares jointly owned with Mr. Linden's wife. Excludes 10,000 shares owned by Mrs. Linden, as custodian for a minor child. Mr. Linden disclaims beneficial ownership of such shares.


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

                              ELECTION OF DIRECTORS

      The four persons named below, all of whom are presently directors of the Corporation have been nominated for re-election to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

                  Positions with       Date of
                   Corporation         Initial      Number of Shares
                     and/or            Election       Beneficially      Percent
                    Principal            as a         Owned as of         of
Name (age)          Occupation         Director     December 31, 1997    Class
----------          ----------         --------     -----------------    -----
Arlene            Chairperson,           1995           215,473(1)        38.3%
Harz (75)*        Treasurer and
                  Assistant
                  Secretary of the
                  Corporation

Ronald A.         President of           1979            84,299(1)        15.0%
Linden (50)*      the Corporation

Arnold N.         Partner in the law     1992            None               --
Bressler (49)*    firm of Milberg
                  Weiss Bershad
                  Hynes & Lerach LLP

Edward F.         Vice President,        1983            None               --
Kane (46)         Bankers Trust
                  Company

----------
* Messrs. Linden and Bressler and Mrs. Harz may each be deemed an "interested person" of the Corporation under the Investment Company Act of 1940, as amended.

(1)   See footnotes under "Principal Shareholders" above.

      Mrs. Harz had been the Controller and Assistant Secretary of the Corporation from September 1, 1994 to April 25, 1995 when she became Chairperson and Treasurer. She is the mother-in-law of Mr. Linden.

      Mr. Linden served as Executive Vice President and Treasurer for more than five years until he became President of the Company on February 14, 1995.

      Mr. Bressler been a practicing attorney for more than five years.

      Mr. Kane has been a Vice President of Bankers Trust Company for more than five years.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended November 30, 1998, the Board of Directors held three meetings. All of the directors attended more than 75% of the total number of meetings of the Board of Directors.

      The Board of Directors does not have an Audit Committee nor a nominating committee.

                               EXECUTIVE OFFICERS

      The executive officers of the Corporation are Ronald A. Linden, President, and Arlene Harz, Treasurer, information as to whom is set forth above.

                             EXECUTIVE COMPENSATION

      The following table sets forth compensation paid by the Corporation to Mr. Linden, the only executive officer to receive compensation in excess of $100,000 for the Corporation's last three fiscal years ended November 30, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                         Annual Compensation
Name and                                   Fiscal
Principal Position                          Year         Salary         Bonus
------------------                          ----         ------         -----
Ronald A. Linden                            1998        $ 98,000       $4,333
President/Executive Vice                    1997         108,500        4,583
President                                   1996         110,000        4,583

----------

      The Corporation did not grant any stock options, stock appreciation rights or any other awards under long-term incentive plans that are stock based during the three fiscal years ended November 30, 1998. As of such date, the Corporation had no outstanding stock options or stock appreciation rights.

      The Corporation does not have employment agreements with its executive officers.

                                  PENSION PLAN

      The Corporation has a non-contributory defined benefit Pension Plan (the "Pension Plan"). Under the Pension Plan, a participant's normal annual retirement benefits (at the later of age 65 or the fifth anniversary of participation) will equal his Accrued Benefit determined as of October 31, 1997. For Mr.

Linden this amount is $47,156. The Pension Plan also provides life insurance for each participant prior to retirement in an amount equal to 100 times his projected monthly pension. The Pension Plan has been qualified under the Internal Revenue Code and all contributions paid by the Corporation thereunder qualify as deductible under said Code. For the 1998 fiscal year, contributions amounted to 10% of the total annual remuneration of all Pension Plan participants.

                            COMPENSATION OF DIRECTORS

      Non-interested directors of the Corporation receive $1,000 for each Board of Directors meeting attended. See "Election of Directors" above.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The full Board of Directors made all decisions concerning executive compensation during fiscal 1998. During fiscal 1998, no executive officers of the Corporation served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Board of Directors of the Corporation.

                        REPORT ON EXECUTIVE COMPENSATION

      This report has been furnished by the undersigned member of the Board of Directors. Messrs. Linden and Bressler and Mrs. Harz have not taken part in the preparation of this report because each may be deemed an "interested person" of the Corporation under the Investment Company Act of 1940, as amended.

      In general, the Corporation's executive compensation policy is to pay its executive officers reasonable salaries and bonuses to motivate and reward such executives based on overall and individual performance, and the creation of shareholder value.

      The Corporation's executive officers are Arlene Harz and Ronald A. Linden who are each serving in such positions without benefit of an employment agreement. Their annual salaries for the fiscal year ended November 30, 1998 were $27,000 and $98,000 respectively. In addition, they received bonuses of $1,250 and $4,333 respectively, for fiscal 1998. Salaries have been reviewed annually. We believe that the salaries and bonuses paid to Mrs. Harz and Mr. Linden were reasonable and no more generous to them than base salaries paid to other similarly situated executive officers.

                                                                  Edward F. Kane

                              CERTAIN TRANSACTIONS

      Except as otherwise hereinabove set forth, no interested or affiliated person of the Corporation has had any material interest, direct or indirect, in any material transaction since the beginning of the fiscal year ended November 30, 1998 to which the Corporation was or is to be a party.

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

      There is being submitted to the shareholders for approval at the 1999 Annual Meeting a proposal to amend the Certificate of Incorporation to increase the authorized common stock of the Company, par value $.10, from 1,000,000 to 14,000,000. The increase in capital stock will provide the Company's Board of Directors with the ability to use the Company's stock in corporate transactions without having to seek further shareholder approval. While the increase in authorized Common Stock will not change substantially the rights of holders of the Corporation's Common Stock, issuance of shares in future transactions may have a dilutive effect.

      The Board of Directors is recommending such increase.

                    PROPOSAL TO RATIFY SELECTION OF AUDITORS

      In accordance with the requirements of the Investment Company Act of 1940, as amended, and on the recommendations of the Audit Committee and all of the members of the Board of Directors who are not "interested persons", the Board of Directors has appointed Mintz Rosenfeld & Co. LLC as independent auditors of the Company for the year ended November 30, 1999. Michael A. Gould of such firm is expected to be present at the Annual Meeting and will have the opportunity to make statements if he so desires and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

      The Balance Sheet at November 30, 1998 and the Statements of Operations, Cash Flows and Shareholders' Equity of the Corporation for the year ended November 30, 1998, reported upon by Mintz Rosenfeld & Co. LLC, are contained in the Annual Report which is being mailed together with this information statement. The same financial information for the fiscal year ended November 30, 1997 was mailed to shareholders in March 1998.

                                  OTHER MATTERS

      The Board of Directors does not intend to bring before the meeting any matters other than those mentioned above and is not aware of any matters that others may bring before the meeting.

                              SHAREHOLDER PROPOSALS

      Proposals by any shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Corporation for inclusion in the information statement relating to such meeting not later than October 22, 1999.

                                            By Order of the Board of Directors,

                                                     RONALD A. LINDEN,
                                                         President

                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                               VEGA CAPITAL CORP.

                - - - - - - - - - - - - - - - - - - - - - - - - -
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
                - - - - - - - - - - - - - - - - - - - - - - - - -

      Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned Chairperson and Secretary, respectively, of VEGA CAPITAL CORP., hereby certify:

      FIRST: The name of the Corporation is VEGA CAPITAL CORP.

      SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York on April 26, 1968 under the original name of Struthers Capital Corporation.

      THIRD: The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to increase the aggregate number of shares which the Corporation shall have the authority to issue by authorizing thirteen million (13,000,000) additional shares of Common Stock having a par value of $.10 each.

      FOURTH: To accomplish the foregoing amendment, Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

            "FOURTH: The Corporation shall have the authority to issue fourteen million (14,000,000) Common Shares having a par value of $.10 per share. The Corporation shall also have the authority to issue five hundred thousand (500,000) Preferred Shares having a par value of $.01 per share (the "Preferred Shares"). The Board of Directors of the Corporation (the "Board") shall have the right to authorize by resolution of the Board adopted in accordance with the by-laws of the Corporation, the issuance of the Preferred Shares and, in connection therewith, to (a) cause such Preferred Shares to be issued in series, (b) the annual rate of dividends payable with respect to the Preferred Shares or series thereof, (c) the amounts payable upon redemption of the Preferred Shares, (d) the amounts payable upon liquidation or dissolution of the Corporation, (e) provisions as to voting, if any, and (f) such other rights, powers and preferences as the Board shall determine."

      FIFTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the vote at a meeting of the Board of Directors of the Corporation, followed by the vote of holders of outstanding shares of the Corporation entitled to vote on the said amendment of the Certificate of Incorporation, having not less than the minimum requisite proportion of votes.

      IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: April 21, 1999

                                                   -----------------------------
                                                   Ronald A. Linden, President

                                                   -----------------------------
                                                   Arnold N. Bressler, Secretary


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